Exhibit 23.7

CONSENT OF INDEPENDENT AUDITOR

The Board of Directors
Apple REIT Ten, Inc.
Richmond, Virginia

We consent to the following with respect to a Post-Effective Amendment on Form S-11 filed with the Securities and Exchange Commission by Apple REIT Ten, Inc.:

(1)

the use of our report dated October 5, 2011 with respect to the balance sheet of SASI, LLC as of December 31, 2010, and the related statement of income and cash flows for the year then ended, incorporated by reference herein.

(2)

the use of our report dated August 1, 2011 with respect to the combined balance sheets of Chicago Hotels Portfolio as of December 31, 2010 and 2009, and the related combined statements of income and cash flows for the years then ended, incorporated by reference herein.

(3)

the use of our report dated November 7, 2011 with respect to the balance sheet of Ascent Hospitality, Inc. as of December 31, 2010, and the related statement of income and cash flows for the year then ended, incorporated by reference herein.

(4)	the references to our firm as “experts” in such Post-Effective Amendment.

/s/ WARREN AVERETT, LLC

Montgomery, Alabama
October 15, 2013